Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

DANIMER SCIENTIFIC, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	3,185,362	$5.63	$17,933,589	$92.70 per $1,000,000	$1,663
Total Offering Amounts					$17,933,589		$1,663
Total Fee Offsets							$0
Net Fee Due							$1,663

(1)	This Registration Statement covers 3,185,362 shares of Common Stock of Danimer Scientific, Inc. (the “Registrant”) issuable pursuant to the Registrant’s 2020 Long-Term Incentive Plan (the “2020 Incentive Plan”) as follows: up to 2,895,411 shares of Common Stock issuable under the 2020 Incentive Plan, which arise from (i) the assumption by the Registrant of the remaining authorized but unissued shares of common stock underlying the Meredian Holdings Group, Inc. (“MHG”) 2016 Director and Executive Officer Stock Incentive Plan (adjusted to reflect the merger transaction pursuant to which the Registrant acquired MHG), and (ii) assumption by the Registrant of the remaining authorized but unissued shares of common stock underlying the MHG 2016 Omnibus Stock Incentive Plan; and up to 289,951 shares of Common Stock issuable under the 2020 Incentive Plan, which arise from the assumption by the Registrant of the remaining authorized but unissued shares of common stock underlying the Novomer, Inc. (“Novomer”) 2009 Stock Incentive Plan (adjusted to reflect to the merger transaction pursuant to which the Registrant acquired Novomer), in each case in accordance with, and subject to the terms and conditions of, New York Stock Exchange Rule 303A.08. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the 2020 Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and 457(h), the proposed maximum offering price per share is based upon a price of $5.63 (the average of the high and low prices of the Registrant’s Common Stock as reported on The New York Stock Exchange on March 25, 2022).